UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Vista Outdoor Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VISTA OUTDOOR INC.
1 Vista Way
Anoka, MN 55303

SUPPLEMENT DATED JULY 6, 2021
TO PROXY STATEMENT DATED JUNE 11, 2021
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 27, 2021

On June 11, 2021, Vista Outdoor Inc. (“Vista Outdoor”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was distributed in connection with Vista Outdoor’s Annual Meeting of Stockholders scheduled for July 27, 2021 (the “Annual Meeting”). Vista Outdoor is filing this supplement to its Proxy Statement solely to correct an inadvertent error in the given deadline for the submission of stockholder proposals in order to be considered for inclusion in the proxy materials for next year’s stockholder meeting (the “2022 Annual Meeting of Stockholders”) as previously disclosed in the Proxy Statement.

On page 71 of the Proxy Statement, under the heading “Future Stockholder Proposals," the deadline for submitting stockholder proposals to be considered for inclusion in the proxy materials for our 2022 Annual Meeting of Stockholders was incorrectly stated as February 11, 2021. The correct deadline for those submissions is February 11, 2022.

This supplement does not change or amend any other disclosures included in the Proxy Statement. It is filed solely to correct the deadline for the submission of stockholder proposals to be considered for inclusion in the proxy statement for the 2022 Annual Meeting of Stockholders to February 11, 2022.